           GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER SPECIFICATIONS:

GWB EFFECTIVE DATE:     [April 29, 2012]

INITIAL TOTAL           [$100,000.00]
GUARANTEED
WITHDRAWAL AMOUNT:

MAXIMUM BENEFIT         [$5,000,000]
AMOUNT:

GWB PURCHASE PAYMENT    [120 days from the Effective Date]
PERIOD:

GWB ADJUSTMENT          [5th Contract Anniversary, 10th Contract
ANNIVERSARY:            Anniversary]

GWB ADJUSTMENT          [5th Contract Anniversary - 20%
PERCENTAGE:             10th Contact Anniversary - 20%]

GWB WITHDRAWAL          4.50% If the first withdrawal is taken before the
RATE:                   5th Contract Anniversary.
                        5.00% If the first withdrawal is taken on or after the 5th Contract Anniversary but before the 10th Contract
                        Anniversary.
                        5.50% If the first withdrawal is taken or after the 10th Contract Anniversary.

AUTOMATIC STEP-UP       [Every Contract Anniversary]
DATE:

MAXIMUM AUTOMATIC       [85]
STEP-UP AGE:

GWB MAXIMUM FEE RATE:   [1.60%]


GWB FEE RATE:           0.80% If Remaining Guaranteed Withdrawal Amount is
                        greater than zero.
                        0.00% If Remaining Guaranteed Withdrawal Amount is zero.

GWB CANCELLATION        [30 day period following the 5th, 10th, and
WINDOW PERIODS:         15th and later Contract Anniversaries following
                        the Effective Date]

GWB PRINCIPAL           [15th Contract Anniversary following the  Effective
ADJUSTMENT ELIGIBILITY  Date]
DATE:

GWB MAXIMUM             [85]
CONTINUATION AGE:

ALLOCATION, TRANSFER
--------------------
AND REBALANCING
---------------
LIMITS:
-------

  GWB SUBACCOUNTS:      [AllianceBernstein Global Dynamic Allocation Portfolio
                        AQR Global Risk Balanced Portfolio
                        BlackRock Global Tactical Strategies Portfolio
                        Invesco Balanced-Risk Allocation Portfolio
                        JPMorgan Global Active Allocation Portfolio
                        MetLife Balanced Plus Portfolio
                        MetLife Multi-Index Targeted Risk Portfolio
                        Schroders Global Multi-Asset Portfolio
                        Pyramis Government Income Fund]

PLATFORM 1 MINIMUM      NO LIMITS APPLY
PERCENTAGE:

MLIU-GWB (4/13)

PLATFORM 1 SUBACCOUNTS: N/A


PLATFORM 2 MAXIMUM      NO LIMITS APPLY
PERCENTAGE:

PLATFORM 2 SUBACCOUNTS: N/A


PLATFORM 3 MAXIMUM      NO LIMITS APPLY
PERCENTAGE:

PLATFORM 3 SUBACCOUNTS: N/A


PLATFORM 4 MAXIMUM      NO LIMITS APPLY
PERCENTAGE:

PLATFORM 4 SUBACCOUNTS: N/A


MLIU-GWB (4/13)


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   Guaranteed Withdrawal Benefit Withdrawal Rate Enhancement Specifications:

WITHDRAWAL ENHANCEMENT             [3 Years]
WAITING PERIOD:

WITHDRAWAL ENHANCEMENT RATE:       [150%]

MINIMUM WITHDRAWAL ENHANCEMENT     [60 days]
CONFINEMENT PERIOD:

MAXIMUM WITHDRAWAL ENHANCEMENT     [90]
AGE:

MLIU-GWB (4/13)